                                   EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                  Three month periods ended    Nine month periods ended
                                                 ---------------------------  ---------------------------
                                                 September 30, September 30,  September 30, September 30,
                                                     1996          1995          1996          1995
                                                 ------------- -------------  ------------- -------------
                                                      (In thousands, except per share data)
Primary:
Average outstanding shares                           5,949         5,862         5,922         5,844
Net effect of dilutive stock options - based
      on the treasury stock method using
      the average market price                         108           178           135           189
                                                    ------        ------        ------        ------
Totals                                               6,057         6,040         6,057         6,033
                                                    ======        ======        ======        ======
Net income                                          $  887        $1,180        $2,617        $3,120
                                                    ======        ======        ======        ======
Per share amount                                    $  .15        $  .20        $  .43        $  .52
                                                    ======        ======        ======        ======

Fully diluted:
Average shares outstanding                           5,949         5,862         5,922         5,844
Net effect of dilutive stock options - based
      on the treasury stock method using
      the quarter-end market price if higher
      than the average market price                    108           178           141           189
                                                    ------        ------        ------        ------
Totals                                               6,057         6,040         6,063         6,033
                                                    ======        ======        ======        ======
Net income                                          $  887        $1,180        $2,617        $3,120
                                                    ======        ======        ======        ======
Per share amount                                    $  .15        $  .20        $  .43        $  .52
                                                    ======        ======        ======        ======
